EXHIBIT 10.1

                         STRATEGIC PARTNERSHIP AGREEMENT

     THIS STRATEGIC PARTNERSHIP AGREEMENT (this "Agreement"), effective as of July 14, 2005, is made by and between BRIDGETECH HOLDINGS INTERNATIONAL, INC., a Delaware corporation ("Distributor"), and BIOFIELD CORP., a Delaware corporation ("COMPANY"), (COMPANY together with Bridgetech, the "Parties").

                                   WITNESSETH

     WHEREAS, COMPANY is in the business of providing the BIOFIELD(R) Breast Cancer Diagnostic System (the "Product" or "Products") which consists of a CE approved device and sensors, and which is intended to distinguish malignant from benign disease with a statistically significant difference in women with suspicious breast lesions detected by physical examination and/or by mammography;

     WHEREAS, Distributor has established several entities that focus on the resale and distribution of medical devices in the People's Republic of China (the "PRC"), the Hong Kong Special Administrative Region of the PRC, the Republic of China (Taiwan), Vietnam, and Singapore (together, the "Territory").

     WHEREAS, Distributor wishes to obtain a right of first refusal to exclusive distribution rights to the product in Japan, India, Indonesia, and Australia ; (together the "Other Asian Territories");

     WHEREAS, the Parties wish to form a strategic partnership in order to facilitate the sale and distribution of the Product in the Territory;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows.

1.   The Project.

     1.1  Purpose. The purpose of this Agreement is to provide for:

          (a)  the distribution of the Product in the Territory;
          (b) the granting to Distributor of the right to distribute and market the Product in the Territory, subject to the terms and conditions of this Agreement;
          (c) the granting to Distributor of a right to first refusal to exclusive distribution rights to the Product in the Other Asian Territories that are not under contract with Biofield as of the above-referenced effective date of this Agreement; and
          (d) manufacturing rights are not granted under this agreement, and will be considered under separate agreement.
          (All of the activities listed in Section 1.1 of this Agreement shall be collectively referred to as the "Project").

2    Project Terms.

     2.1 Preferred Relationship. Except to the extent prohibited by applicable law, rules and regulations:

          (a) The clinical research organization owned by Distributor shall be the exclusive provider of clinical research services relating to the Product to COMPANY in the Territory, during the Project Term at no cost to COMPANY.

     2.2 Distribution. Except to the extent prohibited by applicable law, rules and regulations:

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          (a)  Subject to the terms and conditions of this Agreement,
               Distributor shall have (1) exclusive distribution rights to the Product in the Territory and (2) a right of first refusal to exclusive distribution rights to the Product in the Other Asian Territories under terms to be mutually decided in writing between the Parties after a negotiation in good faith. Distributor and any of its affiliates shall not distribute the Product outside of the Territory. Distributor shall not knowingly directly or indirectly distribute the Product for resale outside the Territory by sales of the Product to (a) any of its affiliates,
               (b) any third party that intends to sell the Product outside the Territory or (c) any third party or affiliate of Distributor that COMPANY has informed Distributor may be selling or distributing, directly or indirectly, the Product outside of the Territory.

          (b) Distributor's Cost. The cost that Distributor shall pay COMPANY for each of the Products shall initially be determined as cost of goods plus thirty-five (35%) percent ("Distributor's Cost"). COMPANY may modify the Distributor's Cost at any time upon not less than ninety (90) days' prior notice to Distributor. All prices are F.O.B. COMPANY, Alpharetta, GA. United States of America, and are exclusive of freight, insurance charges, transportation costs, handling, set-up costs, customs duties, customs surcharges, value added tax (VAT) and any other applicable taxes in the destination country, all of which excluded items shall be paid for by Distributor. The Distributor is granted the right to purchase up to 10 CE marked devices for clinical and demonstration proposes at a cost of $4,050.00 per unit. All payments by Distributor relating to this Agreement shall be in United States Dollars; shall be made within thirty
               (30) days of the delivery of the Products to the destination in the Territory; and shall be sent to COMPANY via wire transfer as follows:

                    Wire instructions to be sent under separate cover

          (c) Minimum Quantity. The Distributor shall be subject to Minimum Purchase Requirements (as defined below). During each contract year throughout the term of this Agreement, the Distributor shall purchase from COMPANY not less than the minimum purchase requirements of each of the Products which are agreed to by the Parties following the review of the Market Study and Forecast in accordance with Section 2.3(e) of this Agreement (the "Minimum Purchase Requirements"). If COMPANY discontinues selling any of the Products or the Parties otherwise mutually agree to delete any of the Products from the Minimum Purchase Requirements, the amount of the discontinued or deleted Product that was to be distributed shall be deducted from the total Minimum Purchase Requirements. The Distributor: (i) acknowledges that the Minimum Purchase Requirements are a material inducement for COMPANY to enter into this Agreement and that such Minimum Purchase Requirements have been determined jointly by COMPANY and Distributor; and (ii) hereby represents to COMPANY that it is capable of achieving such Minimum Purchase Requirements. If at any time Distributor has failed to meet its Minimum Purchase Requirements with respect to a Product for the immediately preceding calendar year, COMPANY shall have the right at any time within ninety (90) days thereafter, to terminate this Agreement or, alternatively, to terminate Distributor's right to distribute the Product in any country or geographic region (e.g., Hong Kong Special Administrative Region of the PRC, the Republic of China (Taiwan), or Singapore) within the Territory with respect to which Minimum Purchase Requirements have not been met.

          (d) Arbitration for Determination of Minimum Purchase Requirements. In the event the Parties are unable to reach agreement under
               Section 2.3(e) as to Minimum Purchase Requirements, either Party shall have the right to notify the other Party in writing

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               that it desires such determination to be settled by arbitration before one arbitrator mutually agreed upon by the Parties. In the event the Parties are unable to agree upon an arbitrator within thirty (30) days of such notice, the arbitrator shall be selected in accordance with the rules of the American Arbitration Association ("AAA"), provided that any arbitrator so selected shall have performed at least two arbitrations in the biotechnology industry for a state or federal court or a financial institution within the last two years. The arbitration shall be conducted in English in Los Angeles, California unless both Parties consent to a different location. Within thirty (30) days after the appointment of the arbitrator, each of the Parties shall present to the arbitrator its written proposal setting forth what it believes to be appropriate Minimum Purchase Requirements, together with its reasoning therefore. After receipt of each Party's written presentation, the arbitrator shall deliver a copy of each Party's presentation to the other Party and to provide the other Party with thirty (30) days to submit a written rebuttal to the presentation. The arbitrator shall have the right, but shall not be required, to require oral testimony. The arbitrator shall reach a final determination of Minimum Purchase Requirements by selecting either the proposal initially submitted by the Company or the proposal initially submitted by Distributor. The arbitrator shall have no authority to reach any other determination. The decision of the arbitrator shall be final and binding upon all Parties. All fees and disbursements of the AAA and the arbitrator shall be borne equally between the Parties.

     2.3  Product Development.

          (a) Distributor shall use reasonable efforts to secure, any and all Regulatory approvals required for distribution of the Product in the Territory. Distributor agrees to provide all relevant protocols, data and regulatory documents to COMPANY for COMPANY's use in support of US and or other regulatory approval processes.

          (b) Distributor shall be responsible for developing a distribution plan and network for the Product in the Territory and shall use commercially reasonable efforts to achieve purchase requirements within Market Study and Forecasts.

          (c) Distributor shall advertise the Product in the Territory in order to facilitate the sale of the Product;

          (d) No later than December 31, 2005, Distributor shall commence a clinical trial for purposes of registration of the product in the PRC and Hong Kong. Distributor shall use best efforts to complete this trial no later than December 31, 2006.

          (e) By no later than March 31, 2006, Distributor shall have completed a market study and forecast to determine the market potential for the Product in the Territory(the "Market Study and Forecast"). Distributor shall share the study with COMPANY upon its completion and the Parties shall within the ninety (90) days thereafter negotiate in good faith to an agreed-upon price and sales forecasts for the Product in the Territory. During such negotiation, the Parties shall consider, inter alia, the demand for comparable medical devices in the Territory as well as the price and minimum purchase quantities of comparable medical devices sold and purchased in the Territory. If the Parties cannot agree on such prices and minimum purchase quantities within such period, then the Parties shall submit the matter to arbitration to determine such prices and minimum purchase quantities in accordance with Section 2.2(d) of this Agreement with instructions to the arbitrators to decide the matter within ninety (90) days.

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          (f)  By no later than December 31, 2005, Distributor shall develop an optimum manufacturing strategy for the Product in the Territory and shall submit to COMPANY a proposal on how best to manufacture the Product for sale in the Territory (the "Distributor Manufacturing Proposal").

          (g)  The actions to be undertaken by Distributor pursuant to this
               Section 2.3 shall be undertaken at its sole cost and expense.

     2.3A. Regulatory Requirements/Regulatory Affairs.

     (a) Distributor shall maintain a reporting system that will provide to COMPANY, if reasonably requested by COMPANY, a list of the names and addresses of each purchaser/end user of the Products, the number of units of each Product so purchased during the period covered by the report and such other information that the Company is legally required to maintain or may otherwise reasonably request in order to allow COMPANY to promptly undertake issues such as traceability to end users, assistance in Product recall/vigilance and reporting of incidents if necessary.

     (b) COMPANY maintains records of specification and component changes subject to change controls. All changes to specification and or components shall be approved and documented in writing by COMPANY. All changes include the approval date and date the change becomes effective. COMPANY will notify Distributor of any deviations which will remain permanently in the manufacture and/or configuration of COMPANY's Products and any of its materials, components or subassemblies, including final assembly and testing/inspection results before any affected is shipped.

     (c) Distributor agrees that COMPANY or COMPANY's designated consultants may inspect its facilities from time to time. COMPANY or the Company's designated consultants will have limited access to the facility. The Company will notify the Distributor at least thirty (30) days in advance of any proposed inspection. Both Parties will agree upon the date of the inspection.

     (d) Distributor agrees that COMPANY may conduct an annual audit of the Distributor's, its affiliate's and its agent's Quality
          Control/Assurance System, if and when such a Quality Control/Assurance System is implemented, and the performance of acceptance procedures of COMPANY's device. This will include a review of the inspection performance.

     (e) Distributor agrees that it will advise COMPANY of any inspection of Distributor's facilities by local regulatory bodies promptly after such inspection. Distributor will allow COMPANY to review the report of the inspection as generated by a notified body. COMPANY will hold such reports in strict confidence.

     (f) COMPANY agrees that it will advise Distributor of any inspection by the United States Food and Drug Administration (FDA) of either COMPANY or COMPANY's contract manufacturers. COMPANY will at Distributor's request, provide the distributor with a copy of the report of the inspection as generated by the FDA. Such reports will be held in confidence by Distributor.

     (g) Distributor will be required to submit Medical Device Reports (MDR) to COMPANY (1) within thirty (30) days of becoming aware of information that reasonably suggests that the device may have caused or contributed to a death or serious injury (2) within thirty (30) days of becoming aware that the device has malfunctioned and that the device would likely cause death or serious injury if the malfunction were to occur (3) within five (5) days of becoming

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          aware that a reportable MDR event or events from any information, including any trend analysis, necessitates remedial action to prevent an unreasonable risk of substantial harm to the public health.

     (h) Distributor will also be responsible for submitting baseline reports to COMPANY regarding marketing information about devices that have been the subject of MDR's.

     (i) Distributor agrees to advise COMPANY by fax within five (5) working days of receipt all written and oral complaints related to any Product, with the exception that complaints related to death, injury or imminent health hazard which will be within two (2) calendar days of receipt.

     (j) Each Party hereby expressly acknowledges that the Products may be subject to export controls of the countries in the Territory, and agrees that the none of the Products will be transferred, directly or indirectly, to any destination contrary to the requirements of the laws of the applicable countries in the Territory as well as the terms of any export license and the terms of the United States Export Administration Regulations or other similar regulations of another country in the Territory.

     (k) Each Party hereby provides its assurance that it will not participate in any transaction which may involve any commodity or technical data, or direct product thereof, exported or to be exported from the United States, or in any re-export thereof, or in any other transaction that is subject to export controls of the United States, if a person denied export privileges from the United States may obtain any benefit from or have any interest in, directly or indirectly, these transactions.

     2.3B Obligations of Distributor. Distributor shall use reasonably commercial efforts to market, sell, and distribute the Products in the Territory, and shall comply with all applicable laws, rules, and regulations in the applicable countries in the Territory in carrying on its activities under this Agreement.

     (a) Training. Distributor shall send, at its own cost and expense, to one of the clinical sites using the Products appropriate representatives to be trained in the proper use of the Products. COMPANY will coordinate with Distributor which clinical site or sites Distributor shall attend for training and the scheduling for such training. Initial and any subsequent necessary training of Distributor's personnel may be arranged with COMPANY sending an experienced trainer to China at the expense of Distributor.

     (b) Sales Force. Distributor shall maintain, at its own cost and expense, a sales force sufficient to cover the needs of all customers and prospective customers for the Products in the Territory. Distributor shall actively promote the Products in the Territory. All such sales personnel shall be thoroughly familiar with the Products in general and shall possess reasonably complete knowledge concerning the Products and their specifications, features and benefits. Distributor shall conduct any training of its sales personnel that may be necessary to impart such knowledge, and shall extend complete cooperation to COMPANY in any Product education programs that COMPANY may establish. Distributor shall conduct all of its marketing and sales activities with respect to the Products only through its own employees, unless COMPANY shall otherwise consent.

     (c) Inventory of Products; Storage of Products; Audit Rights. Distributor shall maintain a sufficient inventory of the Products to ensure that it is able to serve the needs of its customers for the Products in the Territory on a complete and timely basis. Distributor shall permit employees and/or representatives of COMPANY to examine its inventory of the Products from time to time, in order to confirm that Distributor is in compliance with the requirements of Section 5(c) of this Agreement. To the extent that Distributor or its agent will store and

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          ship the Products, Distributor will comply with all storage and shipping conditions as may be from time to time specified by COMPANY to Distributor, including without limitation, the provisions as required by product specification. Distributor also shall permit the employees, agents and representatives of COMPANY to examine its books and records from time to time upon reasonable notice, in order to confirm that Distributor is in compliance with the terms and conditions of this Agreement.

     (c) Sales Efforts. Distributor shall use its best efforts to market and sell the Products so as to make each of the Products market leaders in the Territory, shall consistently encourage the purchase of the Products by its customers to the best of its ability and shall at all times represent the Products fairly in comparison with competitive products. Distributor shall refrain from engaging in any trade practices that may adversely affect the high image, credibility and reputation of COMPANY and the Products, and shall refrain from making any false, misleading or disparaging representations or statements with regard thereto. Distributor shall make no representations with respect to the specifications, features or benefits of the Products, except such as may be approved in writing or published by COMPANY.

     (d) Distributor's Distribution of Competing Devices. In the event that Distributor is distributing any medical devices, including without limitation cancer diagnostic systems, which could be reasonably considered to be competing or comparable to the Products, COMPANY shall have the right to terminate this Agreement if an inappropriate conflict of interest is determined. Distributor shall immediately advise COMPANY of any medical devices, including without limitation cancer diagnostic systems, Distributor is distributing or will distribute in the Territory which could be reasonably considered to be competing or comparable to the Products.

     2.4 Assignment. Distributor shall have the right to assign this contract to one of its wholly-owned subsidiaries, or to an entity that Distributor creates and is wholly-owned by Distributor, upon written notice to COMPANY, as reasonably needed to facilitate its distribution efforts in the Territory; provided that (1) any assignee authorized by Section 2.4 of this Agreement shall covenant to abide by all of the terms, conditions and covenants of this Agreement (2) Distributor shall continue to be fully obligated under the terms and conditions of this Agreement, and (3) Distributor shall defend, indemnify, and hold COMPANY, its officers and directors, shareholders, and each of its and their successors and permitted assigns, harmless from and against any and all liabilities, judgments, losses, actual damages, costs, and expenses (including without limitation reasonable attorneys' and experts' fees) which any or all of them may hereafter incur themselves or pay out to another by reason of such assignment or the failure or actions of assignee in breach of the terms, conditions and covenants of this Agreement.

     2.5 Fees. Distributor shall pay COMPANY, at the time of the effective date of this Agreement, the sum of fifty thousand dollars ($50,000 US). COMPANY shall in turn provide Distributor with three (3) CE marked devices to facilitate an operating device in Hong Kong and two (2) CE marked devices to be utilized in clinical trials in Shanghai as per cost described in section 2.2(b)

     2.6 Insurance. During the term of this Agreement, Distributor will maintain commercial general liability insurance having commercially reasonable limits of liability, pursuant to one or more insurance policies with reputable insurance carriers.

3.   Term and Termination.

     3.1 Term. Subject to earlier termination as provided in Section 2.2(c), the Agreement will have an initial term of ten (10) years (the "Project Term"), at the end of which time the Project Term may be extended for additional 1 year terms (all such renewal terms shall be considered

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          part of the "Project Term"), unless either Party notifies the other no later than 60 days before the end of the Project Term that it does not wish to extend the Project Term.

4.   Representation and Warranties.

     4.1 Representations and Warranties. The Parties hereby represent and warrant as follows:

          (a) Status. Distributor is a corporation validly existing and in good standing under the laws of the State of Delaware, U.S.A. Distributor has all necessary power to enter into this Agreement.

          (b) Status. COMPANY is duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. COMPANY has all necessary powers to enter into this Agreement.

          (c) Authorization, etc. The execution, delivery and performance by the Parties of this Agreement has been authorized by all necessary action on the part of such entity and its stockholders, as the case may be, and does not and will not:

               (i) violate the organizational documents of the Parties or any applicable law, or

               (ii) contravene, conflict with, or result in a default under any order or judgment of any court or other governmental authority or any agreement to which the Parties may be bound.

          (d) Enforceability. Its obligation and the obligations of the Parties under this Agreement and any other agreement entered into by such entity in connection with this Agreement or the Project are and will be the legal, valid, and binding obligation of the Parties, enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject as to enforceability, to equitable principle of general application regardless of whether enforcement is sought in a proceeding in equity or law.

          (e) Litigation. There are no suits, proceedings, judgments, rulings or orders by or before any governmental authority, court or arbitrator or any pending or threatened action or proceeding affecting the Parties before any governmental authority, court or arbitrator that could reasonably be expected to materially and adversely affect the financial condition of operations of the Parties or the ability of the Parties to perform their respective obligations under this Agreement or any other agreement entered into by such entity in connection with this Agreement or the Project, or which purports to affect the legality, validity or enforceability of this Agreement or any other such agreement.

     4.2 Exclusive Benefit of Representations and Warranties. The representations of a Party set forth in this Agreement are intended for the sole and exclusive benefit of the other Party and may not be relied upon any third party.

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5.   Confidential Information. For purposes of this Agreement "Confidential
     Information" means information provided by a Party to this Agreement (the "Disclosing Party") to any other Party (the "Restricted Party") in connection with the transactions and relationships contemplated by the Project or this Agreement, including but not limited to:

          (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, (1) such materials relating to the Product, planning information, marketing strategies, plans, finance operations, sales estimates, business plans, and internal performances results relating to the past, present or future business activities of the Disclosing Party, (2) services and Product provided to or obtained from the Disclosing Party, and (3) the terms of related contracts with, and the identities of any other identifying information regarding the customers, clients and suppliers of the Disclosing Party;

          (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that the Disclosing Party has spent a significant amount of time and money to develop such Confidential Information and its confidentiality affords the Disclosing Party a competitive advantage over its competitors;

          (c) all confidential or proprietary concepts, documentation, reports, data (including magnetic tapes), specifications, web sites, screen formats, computer software, source code, object code, flow charts, databases, inventions, systems, system security features, system enhancements, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable;

          (d) all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing;

          (e) any other information that a Disclosing Party treats as confidential information provided by an affiliate or other third party; and

          (f) any information derived from any of the foregoing that is treated as confidential.


5A.  Use of Confidential Information.

     (a)  Restricted Party shall:

          (i) retain in confidence all Confidential Information in trust for the benefit of Disclosing Party, and not for its own benefit or for the benefit of others without the express written consent of Disclosing Party;

          (ii) use Confidential Information obtained from Disclosing Party only for the purpose of performing its obligations under this Agreement and for no other purpose whatsoever; and

          (iii) not disclose, directly or indirectly, to any person or third party (other than permitted agents and employees under Section 5A(c)) any Confidential Information obtained from Disclosing Party under this Agreement unless:

               (1) Restricted Party has obtained the approval in writing of Disclosing Party;

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               (2) Restricted Party is making the disclosure to a government body and the disclosure is required to be made under the laws applicable to Restricted Party or Disclosing Party or

               (3) Restricted Party is making the disclosure strictly in accordance with an order of a competent court of law.

          (iv) not make use of Confidential Information except for the benefit of Disclosing Party as solely determined by Disclosing Party; and

          (v) not use the Confidential Information in any manner to the competitive, economic or other detriment of Disclosing Party.

     (b) Restricted Party shall take all reasonable precautions to preserve the confidentiality of the Confidential Information including, without limitation, standards for protection of proprietary and confidential information and intellectual property that are commonly applied by other comparable companies in the biotechnology industry as well as such precautions as Restricted Party usually observes in order to protect its own Confidential Information. Without limiting the foregoing, in the event that Restricted Party receives a request to disclose all or any part of the Confidential Information under the terms of a valid and effective subpoena or other order issued by a court having jurisdiction or by a governmental body and intends to disclose any Confidential Information under Section 5A(a)(iii)(2) or (3), then, unless precluded by laws applicable to Restricted Party, Restricted Party shall (i) immediately provide written notice of the existence, terms and circumstances surrounding such request and Restricted Party's intent to disclose, so that Disclosing Party may seek an appropriate protective order or other remedy and/or waive Restricted Party's compliance with the provisions of this Agreement, to Disclosing Party,
(ii) exercise reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such of the disclosed Confidential Information which the Company so designates and (iii) wait the maximum amount of time permitted by such government body or court of law before making such disclosure.

     (c) Restricted Party further agrees to exercise appropriate caution to maintain the secrecy of the Confidential Information, including (i) limiting disclosure and access to the Confidential Information only to its agents and employees who require access to the Confidential Information for the purpose of this Agreement, and who have signed a Declaration With Respect to Confidential Information in the form attached as Exhibit A to this Agreement (copies of which shall be made available to Disclosing Party upon request); and only for the periods of their employment or other relationship with Restricted Party, and
(ii) storage of the Confidential Information in a secure location accessible only to the individuals to whom access is permitted under subparagraph (i) of
Section 5A(c) of this Agreement.

     (d) At the expiration of the term of this Agreement, including upon its early termination, Restricted Party shall, at the discretion of Disclosing Party, destroy or return to Disclosing Party all of the documents containing Confidential Information that have been supplied to it during the course of this Agreement. In no case may any copy of documents containing Confidential Information be preserved by Restricted Party.

     (e) Disclosing Party has developed or purchased, or will develop or purchase, its Confidential Information at substantial expense in a market in which they face intense competitive pressure, and Disclosing Party has kept and will keep secret its Confidential Information. Disclosing Party will suffer immediate and irreparable harm, loss and damage not adequately compensable by monetary damages if Restricted Party violates any of the provisions of Section 5A of this Agreement.

     (f) In case of the discovery of unauthorized disclosure or use of any Confidential Information, Restricted Party shall promptly inform Disclosing Party and immediately take all appropriate measures to prevent further unauthorized disclosure or use and use its best efforts, including reasonable legal means, to stop any further unauthorized use or disclosure of Confidential Information and to secure the return thereof.

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     (g) Restricted Party agrees not to reproduce or copy by any means
Confidential Information, except with the prior written consent of Disclosing Party or for disclosure as permitted under this Agreement. All Confidential Information, and any copies of extract thereof, shall be returned by Restricted Party to Disclosing Party either at the end of review by Restricted Party or upon demand by Disclosing Party.

     (h) Restricted Party represents that it deals with confidential and proprietary information in its business, and represents and agrees that, with respect to the Confidential Information disclosed pursuant to this Agreement, that it will implement and institute the procedure for storing and maintaining the confidentiality of Confidential Information as set forth in Sections 5A(b) and 5A (c) of this Agreement. Restricted Party shall not remove any proprietary rights legend from materials disclosing Confidential Information and shall, upon the Disclosing Party's reasonable request, add any proprietary rights legend to materials disclosing or embodying Confidential Information. Any copies of the Confidential Information that are made shall be marked "confidential" or "proprietary" by Restricted Party.

     (i) Restricted Party acknowledges that Confidential Information may still be under development, or may be incomplete, and that such information may relate to products that are under development or are planned for development. In disclosing the Confidential Information, Disclosing Party makes no representation or warranty, either express or implied, as to the adequacy, accuracy, sufficiency or freedom of the Confidential Information from defect of any kind, including freedom from patent or trademark infringement. Disclosing Party accepts no responsibility for any expenses, losses or action undertaken or not undertaken by Restricted Party as a result of Restricted Party's receipt or use of Confidential Information.

     (j) Restricted Party agrees to act in good faith so as not to harm the business or personal reputation of a Disclosing Party or its affiliates, and shall not defame, disparage or publicly criticize the services, business, integrity or personal or professional reputation of Disclosing Party or its affiliates.

     (k) Other than as expressly stated herein, Disclosing Party grants no license to Restricted Party under any copyrights, patents, trademarks, trade secrets or other proprietary rights to use or reuse Confidential Information.

5B.  Protection of Proprietary Technology.

(a) Use of Marks or Patents; Limitations with respect to Licensing, if any. To the extent that Distributor or any of its permitted assigns under Section 2.4 of this Agreement at any time is explicitly authorized in writing by the COMPANY to use any means any trademarks, trade names, logos or designs of COMPANY, including without limitation the names "BIOFIELD", "BIOFIELD(R)" and "BIOFIELD(R) Breast Cancer Diagnostic System" (the "Marks") or any patents, whether issued or pending in any jurisdiction, of COMPANY (the "Patents"):

     (i) all rights resulting from Distributor's use of any Mark or Patent shall inure to the sole and exclusive benefit of COMPANY, its affiliates and/or their respective licensors (and not Distributor), and Distributor's use of any Mark or Patent shall be in a form and manner satisfactory to the Company and in compliance with any applicable country of origin labeling requirements;

     (ii) such authorization shall be deemed a non-exclusive, non-transferable, restricted "at-will" license to use the Marks or Patents solely in connection with the performance of Distributor's duties as set forth in this Agreement;

     (iii) Distributor acknowledges that the license of the Marks or Patents shall be limited to COMPANY's rights to use the Marks or Patents and shall not in any way be deemed to represent or warrant that any use of the Marks or Patents shall not infringe or be alleged to infringe upon the rights of other third parties; and

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

     (iv) all rights granted hereunder shall terminate immediately in the event this Agreement is terminated.

(b) Reservation of Rights. At all times, irrespective of whether or not any Marks or Patents are licensed to Distributor or its permitted assigns under
Section 2.4 of this Agreement, COMPANY retains all rights not expressly granted by it under this Agreement. Distributor expressly disclaims any right, title or interest (other than any license that COMPANY may grant to the Distributor at COMPANY`s sole discretion) in the Marks or Patents or any derivative thereof. No other rights of Distributor to use the Marks or Patents shall be implied other than as set forth in this Agreement. Except as expressly set forth herein, no entities affiliated with Distributor other than Distributor shall have any rights to use the Marks or Patents and no rights to such Marks or Patents shall be implied. Distributor shall not use the Marks or Patents in any manner whatsoever anywhere in the world other than as expressly authorized by this Agreement. Except as licensed hereunder, Distributor shall not use any Marks, trademark (including any service mark or trade Marks) confusingly similar to "BIOFIELD", "BIOFIELD(R)" and "BIOFIELD(R) Breast Cancer Diagnostic System."

(c) Ownership. Distributor shall not anywhere in the world challenge the validity of the Marks or Patents, the Confidential Information, or COMPANY's ownership of the Marks, Patents or COMPANY's Confidential Information, or the enforceability of COMPANY's rights therein, or oppose any registration or application for registration (made by or under the authorization of COMPANY or any of its affiliates) of the Marks or Patents or COMPANY's intellectual property rights with respect to its Confidential Information. All uses of the Marks or Patents and Confidential Information by Distributor shall inure to the benefit of COMPANY. In addition, Distributor shall not knowingly take or omit to take, or authorize the taking or omission of, any action that could reasonably be expected to dilute or adversely affect the Marks, COMPANY's Confidential Information, or COMPANY's ownership thereof or the validity, enforceability, registration or application for registration thereof, or any related goodwill. Distributor shall do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, reasonably required by COMPANY to assure and confirm COMPANY's ownership rights in the Marks, Patents and COMPANY's Confidential Information and its rights and remedies relating to the Marks, Patents and COMPANY's Confidential Information under this Agreement. If requested by COMPANY, Distributor may cause to be registered the relevant Patents, Marks, and other intellectual property of the COMPANY with the applicable government intellectual property agencies in the Territory in COMPANY'S sole name. Any devices or sensors associated with the Products shall distinctly and visibly bear the name of COMPANY acknowledging the COMPANY's exclusive ownership of all intellectual property rights associated with the Products, which shall not be removed by Distributor, its affiliates, agents or their respective assigns.

5. Press Release and Announcements. The Parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any Party without the prior consent of the other Party, except that either Party may, after consultation with counsel, make announcements that such Party reasonably may determine are necessary to comply with applicable law. COMPANY acknowledges and agree that Distributor may be required to announce the terms of this Agreement and make publicly available this Agreement and that no breach shall be deemed to result there from. Notwithstanding the foregoing, the Parties cooperate to prepare a joint press release to be issued in connection with the execution of this Agreement. The Parties further agree that each shall have the right to display the other logo on their respective web sites.

6.   Indemnification.

     6.1 Indemnification. Each Party (the "Indemnifying Party") will defend, indemnify, and hold the other Party, its officers and directors, shareholders, and each of its and their successors and permitted assigns (the "Indemnified Parties"), harmless from and against any and all liabilities, judgments, losses, actual damages, costs, and expenses (including without limitation reasonable attorneys' and experts' fees) which any or all of them may hereafter incur themselves or pay out to another by reason of any claim, suit or proceeding brought by a

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

          third party, at law or in equity, that arises out of or relates to material breach of any representation, warranty, covenant, obligation or other provision of this Agreement by the Indemnifying Party, except to the extent caused by the gross negligence or willful misconduct of an Indemnified Party.

     6.2 Exclusion of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EVEN IF THE PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES, EXCEPT FOR ANY BREACH OF ANY REPRESENTATIONS, WARRANTIES OR COVENANTS SET FORTH IN SECTIONS 5, 5A and 5B OF THIS AGREEMENT.

7.   Miscellaneous.

     7.1 Binding Effect. This Agreement shall be binding on and insure to the benefit of the Parties and their respective successors and permitted assigns.

     7.2 Assignment. This Agreement, except for as set forth in Section 2.4, shall not be assigned by either Party without the prior written consent of the other Party, not be unreasonably delayed or withheld, and any purported such assignment without such consent shall be void. For purposes of this Section 8.2, a merger involving a Party shall be deemed to result in an assignment of this Agreement to the surviving entity in the merger, regardless of whether the Party is the surviving entity or merging entity to such a merger.

     7.3  Notices And Other Communications.

          (a) Each notice, communication and delivery under this Agreement (1) shall be made in writing signed by the Party making the same,
               (ii) shall specify the Section of this Agreement pursuant to which it is given, (iii) shall be given either in person or by telecopier, effective upon such delivery or the confirmed transmission and (iv) if not given in person, shall be sent to the applicable Party at the address set forth below (or at such other address as the applicable Party may furnish to the other Party pursuant to this subsection) by international courier delivery service, effective upon the second business day after such notice is deposited, delivery charges pre-paid, with such international courier delivery service. Each Party's notice information is as follows:

          DISTRIBUTOR:     Bridgetech Holdings International, Inc.
                           777 S. Highway 101, Suite 215
                           Solana Beach, California 92075
                           Attn:  Thomas C. Kuhn III
                           Phone:  619 342-7440
                           Fax:  619 342-7497
                           With a copy to:

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

                           Sutherland Asbill & Brennan LLP
                           999 Peachtree Street, NE
                           Atlanta, GA 30309
                           Attn:  B. Knox Dobbins
                           Phone:  404 853-8053
                           Fax:  404 853-8806

          COMPANY:         Biofield Corp.
                           2737 Via Orange Way, Suite 108
                           Spring Valley, CA 91978
                           Attn:  Dr. David M. Long, Jr.
                           Phone:  619 660-6240
                           Fax:  619 670-3175
                           E-mail:  dmlong2@aol.com

     7.4 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be contrary to any applicable law or regulation or otherwise invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is contrary, invalid or unenforceable shall be affected thereby and, to the extent consistent with the overall intent of this Agreement taken as a whole, shall be enforced to the fullest extent permitted by applicable law and regulation.

     7.5 Governing Law. This Agreement and any Project Documents, and any dispute relating to the Agreement or any Project Documents, will be governed by the laws of Delaware except as specifically provided in such documents, without regard to principles of conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any other document contemplated under the Project.

     7.6 Enforceability; Injunctive Relief. Distributor, on behalf of itself and on behalf of any permitted assigns pursuant to Section 2.4, agrees that the representations and warranties, covenants and agreements contained in this Agreement are of the essence of this Agreement; that such covenants are reasonable and necessary to protect and preserve the interests and properties of COMPANY and their respective businesses; that irreparable loss and damage will be suffered by COMPANY and its affiliates should Distributor breach any such covenants and agreements; that given the unique nature of COMPANY's business, such loss and damage would be suffered by COMPANY, regardless of where a breach of such covenants and agreements occurs; that each of such covenants and agreements are separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the enforceability or breach of any such covenants or agreements shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, COMPANY shall be entitled to both temporary and permanent injunction, without the posting of any bond or other security, and any other rights and remedies it may have, at law or in equity, to prevent a breach or contemplated breach by Distributor of any of such representations and warranties, covenants or agreements. Notwithstanding anything to the contrary, in the case of a breach of the provisions of Sections 5, 5A and 5B hereof, the affected Party or Parties shall have the right to seek the remedy of specific performance in any court of competent jurisdiction, it being understood that such remedy shall be in addition to and not in limitation of any other remedy of such affected Party or Parties.

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

     7.7 Submission to Forum/Jurisdiction. Unless otherwise explicitly set forth in this Agreement, the Parties explicitly and irrevocably consent and submit to the personal jurisdiction of the United States District Court for the Southern District of California (including any mediation procedure before a United States Magistrate Judge).

     7.8 Survival. All warranties, representations, obligations and covenants of the Parties hereto shall survive the execution and delivery of this Agreement and shall, notwithstanding the execution and delivery of this Agreement, continue in full force and effect. The provisions of
          Section 5, 5A and 5B of this Agreement shall forever survive the expiration or termination of this Agreement.

     7.9 Non-Waiver. Any failure on the part of a Party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of any right of such Party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof. No waiver of any provision of this Agreement or any remedy at law or equity will be deemed a waiver of any other provisions of this Agreement or any other remedy. Nor will any waiver be deemed a continuing waiver for future occurrences. Any waiver must be in writing and signed by the Party against whom the waiver is sought to be enforced.

     7.10 Force Majeure. Except as otherwise explicitly stated in this Agreement, any delays in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, fire, flood, explosion, earthquake, hurricanes, storms, tornadoes, riots, wars, civil disorder, failure of public utilities or common carriers, labor disturbances, rebellion or Sabotage, nationalization, or eminent domain. The Party suffering such occurrence shall notify the other Party as soon as practicable of such inability and of the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, that the Party suffering such occurrence uses commercially reasonable efforts to mitigate any damages incurred by the other Party. Upon cessation of the cause or causes for any such failure or delay, performance of this Agreement shall be resumed.

     7.11 Cumulative Rights. Except as herein expressly provided, the rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at applicable law or in equity, or under any other agreement between the Parties, and all of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

     7.12 Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. If this Agreement is signed and transmitted by facsimile machine, the signature of any party on such Agreement transmitted by facsimile machine shall be considered, and have the same force and effect, as an original document.

IN WITNESS WHEREOF, the Parties have executed this Agreement, or caused it to be executed by their duly authorized officers or agents all as of the day and year first above written.

                                     BRIDGETECH HOLDINGS INTERNATIONAL, INC.


                                     By:  /s/ THOMAS C. KUHN III
                                          --------------------------------------
                                          Name: Thomas C. Kuhn III
                                          Title:  EVP &CFO

                                     BIOFIELD CORP.


                                     By: /s/ DAVID M. LONG, JR.
                                         ---------------------------------------
                                         Name:  David M. Long, Jr., M.D., Ph.D.
                                         Title: Chairman and CEO

                                                                       Exhibit A
                                                                       ---------

                           DECLARATION WITH RESPECT TO
                       RECEIPT OF CONFIDENTIAL INFORMATION
                       -----------------------------------


_________________________________, declares as follows:

     1) I acknowledge that I am about to receive information that has been designated "confidential" by the party producing such information.

     2) I have been provided with a copy of the Strategic Partnership Agreement between BRIDGETECH HOLDINGS INTERNATIONAL, INC., a Delaware corporation ("Bridgetech") and BIOFIELD CORPORATION, a Delaware corporation ("COMPANY") dated July 14, 2005 (the "Agreement"). I have read the Agreement and I understand its terms. I agree that, with respect to all Confidential Information (as such term is defined in the Agreement) that is disclosed to me, I am bound by all of the terms of the Agreement as if I were the Receiving Party (as such term is defined in the Agreement).

     3) I agree that, upon request, I will return all Confidential Information and all documents and notes relating thereto in my possession, and all copies thereof, to the Disclosing Party (as such term is defined in the Agreement) within five (5) days of such request.

     4) For the purposes of enforcement of the Agreement and this Declaration, I
(a) submit to the jurisdiction of the courts and Federal District Courts situated in the State of Delaware, (b) agree that this Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws, and (c) waive any and all objections to personal jurisdiction or venue.

     5) I acknowledge that this Declaration is being executed by any to benefit both Bridgetech and COMPANY.

     I DECLARE UNDER PENALTY OF PERJURY THAT THE FOREGOING IS TRUE AND CORRECT. EXECUTED IN ______________________ ON



                                          ----------------------------------
                                          Name:

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